UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

BGC Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35591	86-3748217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On April 26, 2024, BGC Group, Inc. (“BGC” or the “Company”) entered into the Second Amended and Restated Credit Agreement (“Second A&R Credit Agreement”), which amends and restates that certain Amended and Restated Credit Agreement dated as of March 10, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, the several financial institutions from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent, pursuant to which the Lenders provided to the Company a $375 million unsecured senior revolving credit facility (the “Revolving Credit Facility”), which the Company has the right to increase up to $450 million subject to certain conditions being met. The Second A&R Credit Agreement, among other things, extends the maturity date of the Revolving Credit Facility to April 26, 2027, and provides the Company with the right to increase the Revolving Credit Facility up to $475 million subject to certain conditions being met. The borrowing rates and financial covenants under the Second A&R Credit Agreement are substantially consistent with the Existing Credit Agreement.

Borrowings under the Revolving Credit Facility will bear interest at a per annum rate equal to, at the Company’s option, either (a) Term SOFR for interest periods of one or three months, as selected by the Company, or upon the consent of all Lenders, such other period that is 12 months or less (in each case, subject to availability), as selected by the Company, plus an applicable margin, or (b) a base rate equal to the greatest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as established by the Administrative Agent, (iii) Term SOFR plus 1.00%, and (iv) 1.00%, in each case plus an applicable margin. The applicable margin will initially be 1.75% with respect to Term SOFR borrowings in clause (a) above and 0.75% with respect to base rate borrowings in clause (b) above. The applicable margin with respect to Term SOFR borrowings in clause (a) above will range from 1.25% to 2.00% depending upon the Company’s credit ratings, and with respect to base rate borrowings in clause (b) above will range from 0.25% to 1.00% depending upon the Company’s credit ratings. The Second A&R Credit Agreement also provides for certain upfront and arrangement fees and for an unused facility fee.

The Second A&R Credit Agreement contains financial covenants with respect to minimum net worth, minimum net excess capital and minimum interest coverage, as well as a maximum leverage ratio. The Second A&R Credit Agreement also contains certain other customary affirmative and negative covenants and events of default.

The Company plans to use funds borrowed under the Second A&R Credit Agreement for general corporate purposes.

The foregoing description of the Second A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Second A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about BGC’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

10.1.	Second Amended and Restated Credit Agreement, dated as of April 26, 2024, by and among BGC Group, Inc., as the Borrower, certain subsidiaries of the Borrower, as Guarantors, the several financial institutions from time to time as parties thereto, as Lenders, and Bank of America, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Group, Inc.

Date: April 30, 2024	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Form 8-K, dated April 30, 2024, regarding BGC Group, Inc.’s Second A&R Credit Agreement]